EXHIBT 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Bruce Graves	James L. Pray	Dustin D. Smith	Patents and Trademarks
DES MOINES, IOWA 50309-2510	Steven C. Schoenebaum	Brenton D. Soderstrum	Alexander M. Johnson	G. Brian Pingel
	Harold N. Schneebeck	Michael D. Treinen	Rebecca M. Johnson	Camile L. Urban
	Paul D. Hietbrink	Scott L. Long	Mark E. Roth	Adam W. Jones
TELEPHONE: (515) 242-2400	William C. Brown	Ronni F. Begleiter	Tina R. Thompson
FACSIMILE: (515) 283-0231	Richard K. Updegraff	Miranda L. Hughes	Catherine C. Cownie
	Paul E. Carey	Kelly D. Hamborg	Laura N. Martino
	Douglas E. Gross	William E. Hanigan	Amy R. Piepmeier
	John D. Hunter	Mary A. Ericson	Elizabeth A. Coonan
URL: www.brownwinick.com	James H. Gilliam	Michael J. Green	Britney L. Schnathorst
	Robert D. Andeweg	Michael A. Dee	Sara L. Keenan
	Alice Eastman Helle	Danielle Dixon Smid	Rebecca A. Reisinger
	Michael R. Blaser	Brian P. Rickert	Leanna Daniels Whipple	Of Counsel:
	Thomas D. Johnson	Valerie D. Bandstra	Justin T. Lange	Richard W. Baskerville
Offices in:	Christopher R. Sackett	Ann Holden Kendell	Kevin F. Howe
West Des Moines, Iowa	Sean P. Moore	James S. Niblock	Samantha S. Hartman
Pella, Iowa	Nancy S. Boyd	Brian M. Green	Judd W. Vande Voort	Walter R. Brown (1921-2000)
July 6, 2006

WRITER’S DIRECT DIAL NO.
(515) 242-2414
WRITER’S DIRECT FAX NO.
(515) 323-8514
WRITER’S E-MAIL ADDRESS
johnson@ialawyers.com
Board of Directors
One Earth Energy, LLC
1306 West 8th Street
Gibson City, IL 60936
Re: 2006 Registration Statement on Form SB-2; Securities Matters
Dear Board of Directors:
In connection with the proposed offer and sale of up to 17,000 Class B units of the membership interests (the “Membership Units”) of One Earth Energy, LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization;

2.	The Company’s Operating Agreement, as amended;

3.	The Company’s resolutions of the Board of Directors authorizing the issuance of Membership Units; and

4.	The Company’s Registration Statement on Form SB-2, as filed by the Company on [INSERT FILING DATE] together with all pre-effective amendments thereto.
In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and

July 6, 2006

representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.
The opinions expressed herein shall be effective only as of the date of effectiveness of the Company’s Registration Statement. The opinions set forth herein are based upon existing law and regulations, including laws of the state of Illinois, including statutory provisions and applicable provisions of the Illinois Constitution and reported judicial decisions interpreting these laws, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be legally issued, fully paid and non-assessable under the corporate laws of the state of Illinois.
We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the registration statement.

Sincerely, Thomas D. Johnson